EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-169079) on Form S-8 of Oneida Financial Corp. of our report dated March 18, 2014 relating to the financial statements, appearing in this Annual Report on Form 10-K of Oneida Financial Corp. for the year ended December 31, 2013.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

New York, New York
March 18, 2014